CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-94296) of Bell Sports Corp. of our report dated May 25, 1999 relating to the financial statements of the Bell Sports Corp. Employees' Retirement and 401(k) Plan, which appears in this Form 11-K.




PricewaterhouseCoopers LLP
Hartford, Connecticut
June 25, 1999